Exhibit 99.1

NEWS - FOR IMMEDIATE RELEASE	NYSE American: GORO
February 13, 2023

GOLD RESOURCE CORPORATION ISSUES 2023 GUIDANCE AND

SUSPENSION OF DIVIDEND PROGRAM

DENVER – February 13, 2023 – Gold Resource Corporation (NYSE American: GORO) (the “Company”, “We”, “Our” or “GRC”) remains focused on unlocking the value of our Mexican mine, existing infrastructure, and large property position. Additionally, the Company remains committed to optimizing the mine plan and process flowsheets for the Back Forty Project. With that said, the 2022 market volatility, challenging economic conditions and the lower grade profile of our current Mineral Reserves and Mineral Resources, have collectively contributed to an adverse impact on our 2022 cash flows and consolidated earnings. While we are focused on organic growth and disciplined cost cutting initiatives, the lower grade profile is expected to continue through 2023 and is projected to negatively impact operating cash flows and total cash costs per gold equivalent ounce, as reflected in the guidance table below.

Allen Palmiere, President and CEO, said “2022 was a challenging year for the Company on a number of fronts; however, we made excellent strides with our operations, capital and exploration programs. Further, I remain very proud of how our workforce embraced our objectives and values around safety, operational process improvement and collaboration with our internal and external stakeholders. We will continue identifying operational efficiencies and cost improvement opportunities in 2023; however, as per our 2023 guidance, lower gold grades will result in less production in 2023 than 2022 and further significantly contribute to an increased Cash Costs and All-in Sustaining Costs. More importantly, we are eager to advance the exploration drilling at a number of highly prospective underground targets in Mexico. With the Back Forty Project, we will continue work on the feasibility study with a deliberate and measured approach. I remain optimistic that this year will provide opportunities to grow the Company in new directions.”

Measure	2023 Guidance
Payable Production	17,000 to 19,000 Gold Ounces 900,000 to 1,000,000 Silver Ounces 30,000 to 31,000 Gold Equivalent Ounces
Cash Costs after by-product credits per gold equivalent (“AuEq”) ounce [1,2]	$1,000 to $1,050
All-in Sustaining Costs after by-product credits per AuEq ounce [1,2]	DDGM: $1,250 to $1,350 Consolidated: $1,650 to $1,750
Capital Investment	$6 to $7 million
Exploration Commitment	$3 to $4 million Sustaining $6 to $7 million Growth
G & A	$8.5 to $9.5 million excluding Stock-based Compensation
(1)	Calculations of cash cost after co-product credits per gold equivalent ounce and all-in sustaining cost after co-product credits per gold equivalent ounce are non-GAAP financial measures. Please see the “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Non-GAAP Measures” for a complete definition and explanation of non-GAAP measures and how they reconcile to U.S. GAAP.
(2)	Co-product credits directly impact the Cash Costs and AISC per AuEq ounce calculation. Guidance is based on approximately 4,200 tonnes of lead sold at an $0.91 per pound metal price, approximately 1,200 tonnes of copper sold at a $3.80 per pound metal prices, and 11,200 tonnes of zinc sold at a $1.40 per pound metal price.

We continue to be optimistic that underground exploration targets will return favorable results that will both provide improved overall mineral grades and extend the life of the mine. In 2022, we faced several technical challenges that slowed drift extensions to multiple underground targets. Those technical challenges have been addressed and we are well positioned to conduct step-out drilling in multiple highly prospective areas of Switchback and Arista. These targets are higher in the vein systems where we have historically seen higher precious metal grades.

At this time, the Board of Directors and Management feel the best way to maximize shareholder value is to protect our balance sheet and focus our capital resources on exploration and growth opportunities. Therefore, we will suspend the quarterly dividend until such time that it may become practicable to reinstate.

Year-End Conference Call:

We would like to remind readers that we plan to file our 2022 Form 10-K on March 2, 2023 and will host a conference call on Friday, March 3, 2023 at 10:00 a.m. Eastern Time.

The conference call will be recorded and posted to the Company’s website later in the day following the conclusion of the call. Following prepared remarks, Allen Palmiere, President and Chief Executive Officer, Alberto Reyes, Chief Operating Officer and Kim Perry, Chief Financial Officer will host a live question and answer (Q&A) session. There are two ways to join the conference call.

To join the conference via webcast, please click on the following link:

https://viavid.webcasts.com/starthere.jsp?ei=1594268&tp_key=1f4ada6e2c

To join the call via telephone, please use the following dial-in details:

Participant Toll Free: +1 (888) 886-7786
International: +1 (416) 764-8658
Conference ID: 38298670

Please connect to the conference call at least 10 minutes prior to the start time using one of the connection options listed above.

About GRC:

Gold Resource Corporation is a gold and silver producer, developer, and explorer with its operations centered on the Don David Gold Mine in Oaxaca, Mexico. Under the direction of an experienced board and senior leadership team, the company’s focus is to unlock the significant upside potential of its existing infrastructure and large land position surrounding the mine in Oaxaca, Mexico and to develop the Back Forty Project in Michigan, USA. For more information, please visit GRC’s website, located at www.goldresourcecorp.com and read the company’s Form 10-K for an understanding of the risk factors associated with its business.

Cautionary Statements:

This press release contains forward-looking statements that involve risks and uncertainties. The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. When used in this press release, the words “plan”, “target”, "anticipate," "believe," "estimate," "intend" and "expect" and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, without limitation, the statements regarding projected performance during 2023, including production, production costs, capital investment, exploration costs, and general and administrative expenses.  All forward-looking statements in this press release are based upon information available to Gold Resource Corporation on the date of this press release, and the Company assumes no obligation to update any such forward-looking statements. Forward looking statements involve a number of risks and uncertainties, and there can be no assurance that such statements will prove to be accurate. The Company's actual results could differ materially from those discussed in this press release. Also, there can be no assurance that production will continue at any specific rate.

Forward-looking statements are subject to risks and uncertainties, including the possibility of lower than anticipated revenue or higher than anticipated costs at the Don David Gold Mine; volatility in commodity prices; results of continued evaluation of the Back Forty project; and declines in general economic conditions.  Additional risks related to the Company may be found in the periodic and current reports filed with the SEC by the Company, including the Company’s annual report on Form 10-K for the year ended December 31, 2021.

This press release includes certain terms or performance measures commonly used in the mining industry that are not defined under the United States of America generally accepted accounting principles (“GAAP”), including free cash flow, cash costs and AISC per payable gold equivalent ounce sold, realized metal prices, earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted attributable net income, adjusted basic attributable earnings per share, consolidated cash and consolidated net cash. Non-GAAP measures do not have any standardized meaning prescribed under GAAP and, therefore, they may not be comparable to similar measures employed by other companies. We believe that, in addition to conventional measures prepared in accordance with GAAP, certain investors use this information to evaluate our performance. The data presented is intended to provide additional information and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

Contacts:

Kim Perry

Chief Financial Officer

Kim.Perry@GRC-USA.com

www.goldresourcecorp.com